Exhibit 10.1

FIRST AMENDMENT TO LEASE

This First Amendment (the “First Amendment”) to Lease is made as of October 30, 2007, by and between ARE-TECH SQUARE, LLC, a Delaware limited liability company, having an address at 385 East Colorado Boulevard, Suite 299, Pasadena, California 91101 (“Landlord”), and SIRTRIS PHARMACEUTICALS, INC., a Delaware corporation, having an address at 790 Memorial Drive, Cambridge, Massachusetts 02139 (“Tenant”).

RECITALS

A.          Landlord and Tenant have entered into that certain Lease (the “Lease”) dated as of June 22, 2007 (the “Lease”), wherein Landlord leased to Tenant certain premises (the “Premises”) located at 200 Technology Square, Cambridge, Massachusetts, more particularly described in the Lease.

B.           Tenant desires to expand the Premises demised under the Lease by adding 3,786 rentable square feet (the “Expansion Space”) in the basement portion of the Building of which the Premises are a part, and Landlord is willing to lease such portion of the Project to Tenant on the terms herein set forth.

C.           Landlord and Tenant desire to amend the Lease to, among other things, add the Expansion Space to the Premises demised under the Lease and to provide for the improvement of such space.

AGREEMENT

NOW, THEREFORE, the parties hereto agree that the Lease is amended as follows:

1.            Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meaning thereto ascribed in the Lease.

2.            Premises. Effective upon full execution hereof by Landlord and Tenant, the definition of “Premises” set forth in the Basic Lease Provisions of the Lease is hereby amended by deleting the same and replacing it with the following:

“That portion of the Project, containing a total of approximately 47,870 rentable square feet, as determined by Landlord, consisting of approximately (i) 17,357 rentable square feet on the second (2nd) floor of the Building (“Second Floor Space”), (ii) 17,357 rentable square feet on the third (3rd) floor of the Building (“Third Floor Space”), (iii) 8,679 rentable square feet on the fourth (4th) floor of the Building (“Fourth Floor Space”); (iv) 471 rentable square feet on the first (1st) floor of the Building (“First Floor Space”) and (v) 4,006 rentable square feet of space, in the basement of the Building (the “Basement Space”), as shown on Exhibit A.”

Exhibit A to the Lease is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

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3.            Rentable Area of Premises. It is agreed that the Rentable Area of Premises is 47,870 sq. ft. and that Tenant’s share of Operating Expenses, as of the date hereof, is 27.03%.

4.            Security Deposit.

(a)           As a condition to the effectiveness of this First Amendment, the Security Deposit as defined in the Lease shall be increased by the sum of $174,490.87, which amount shall be held by Landlord as part of the Security Deposit subject to the terms of the Lease, it being agreed that the amount subject to proportionate increase as set forth in the definition of Security Deposit in the Lease shall, for all purposes, be $2,100,296.25.

(b)           The amount by which the Security Deposit may be reduced, subject to and in accordance with the third paragraph of Section 6 of the Lease, shall be $233,366.25. Accordingly, wherever $213,978.38 appears in the third paragraph of Section 6 of the Lease, it shall be deleted and replaced by $233,366.25.

5.            Landlord’s Work.

(a)           Definition of Landlord’s Work With Respect to the Basement Space. Landlord and Tenant agree that the Work Letter attached as Exhibit C to the Lease shall be deemed to apply to all of the Premises except the Basement Space, consequently with respect to such Work Letter, Section 5(b) thereof is hereby amended by deleting the first sentence thereof and replacing the same with the following:

“ Landlord shall provide to Tenant a tenant improvement allowance (the “TI Allowance”) of $180.00 per rentable square foot of the Premises excluding the Basement Space (which, based on 43,864 rentable square feet initially demised under the Lease, excluding the Basement Space, equates to $7,895,520.00 in the aggregate).”

(b)           Improvement of Basement Space. Delivery and acceptance of the Basement Space shall be subject to and on the terms set forth in the last two paragraphs of Section 2 of the Lease, it being agreed, however, that the Work Letter attached hereto as Exhibit B shall apply with respect to the Basement Space.

6.            Commencement Date and Rent Commencement Date. The first two sentences of the second paragraph of Section 2 of the Lease are hereby amended by deleting the same and replacing them with the following:

“ The “Commencement Date” with respect to the Basement Space, the First Floor Space, the Second Floor Space, the Third Floor Space and the Fourth Floor Space shall be the earliest of: (i) the later of (a) December 1, 2007, (b) the date Landlord Delivers such portion of the Premises to Tenant or (c) the date Landlord could have Delivered such portion of the Premises but for Tenant Delays; and (ii) the date Tenant conducts any business in such portion of the Premises or any part thereof. The “Rent Commencement Date” shall be (a) the Commencement Date, with respect to each of the Basement Space, First Floor Space, Second Floor Space, and Third Floor Space, and (b) with respect

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to the Fourth Floor Space only, the earlier of (X) one year after the Commencement Date or (Y) the date Tenant conducts any business in the Fourth Floor Space or any part thereof.”

7.            Target Commencement Date. Landlord and Tenant agree, with respect to the Basement Space, only, the Target Commencement Date shall be February 15, 2008.

8.            Parking. The phrase in parentheses in the first sentence of Section 10 of the Lease, “(which, based on 44,084 rentable square feet, equates to 66 parking spaces)”, shall be deleted and replaced with “(which, based on 47,870 rentable square feet, equates to 72 parking spaces)”.

9.            Miscellaneous.

(a)           This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b)           This First Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(c)           This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

(d)           Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively “Broker”) in connection with this transaction other than Richards Barry Joyce & Partners and Cushman & Wakefield, and that no Broker other than Richards Barry Joyce & Partners and Cushman & Wakefield, who shall be paid by Landlord pursuant to a separate Agreement, brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker other than Richards Barry Joyce & Partners and Cushman & Wakefield claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

(e)           Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

(Signatures on Next Page)

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

TENANT:

SIRTRIS PHARMACEUTICALS, INC.,
a Delaware corporation

By:		/s/ Garen Bohlin
Its:		Chief Operating Officer

LANDLORD:

ARE-TECH SQUARE, LLC, a Delaware limited liability company

By:	ARE-MA REGION NO. 31, LLC, a Delaware limited liability company, its Member

	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, its Member

		By:	ARE-QRS CORP., a Maryland corporation, its General Partner

			By:	/s/ Jackie Clem
			Name:	Jackie Clem
			Title:	VP-Real Estate Legal Affairs

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EXHIBIT A TO FIRST AMENDMENT

Description of Premises

Exhibit A

200 Technology Square

First Floor

1

Exhibit A

200 Technology Square

Second Floor

2

Exhibit A

200 Technology Square

Third Floor

3

Exhibit A

200 Technology Square

Fourth Floor

4

Exhibit A

200 Technology Square

Basement Floor

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EXHIBIT B TO FIRST AMENDMENT

Work Letter

THIS WORK LETTER (this “Work Letter”) is incorporated into that certain First Amendment to Lease (the “First Amendment to Lease”) dated as of October 30, 2007 by and between ARE-TECH SQUARE, LLC, a Delaware limited liability company (“Landlord”), and SIRTRIS PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”). Any initially capitalized terms used but not defined herein shall have the meanings given them in the First Amendment to Lease.

1.            General Requirements.

(a)           Tenant’s Authorized Representative. Tenant designates Peggy Romero and Paul Brannelly (either such individual acting alone, “Tenant’s Representative”) as the only persons authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change either Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord. Neither Tenant nor Tenant’s Representative shall be authorized to direct Landlord’s contractors in the performance of Landlord’s Work (as hereinafter defined).

(b)           Landlord’s Authorized Representative. Landlord designates Tom Andrews and Tim White (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant. Landlord’s Representative shall be the sole persons authorized to direct Landlord’s contractors in the performance of Landlord’s Work.

(c)           Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that:  (i) the general contractor and any subcontractors for the Tenant Improvements shall be selected by Landlord, subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, and (ii) R.E. Dineen Associates shall be the architect (the “TI Architect”) for the Tenant Improvements.

2.            Tenant Improvements.

(a)           Tenant Improvements Defined. As used herein, “Tenant Improvements” shall mean all improvements to the Basement Space of a fixed and permanent nature as shown on the TI Construction Drawings, as defined in Section 2(c) below. Other than Landlord’s Work (as defined in Section 3(a) below), Landlord shall not have any obligation whatsoever with respect to the finishing of the Basement Space for Tenant’s use and occupancy.

(b)           Tenant’s Space Plans. Tenant’s schematic drawings and outline specifications (the “TI Design Drawings”) detailing Tenant’s requirements for the Tenant Improvements are listed on Exhibit 1 attached hereto and made a part hereof. Not more than 10 days after the date of the First Amendment to Lease, Landlord shall deliver to Tenant the written objections, questions or comments of Landlord and the TI Architect with regard to the TI Design Drawings. Tenant shall cause the TI Design Drawings to be revised to address such written comments and shall resubmit said drawings to Landlord for approval within 10 days thereafter. Such process shall continue until Landlord has approved the TI Design Drawings.

(c)           Working Drawings. Not Later than 10 business days following the approval of the TI Design Drawings, Landlord shall cause the TI Architect to prepare and deliver to Tenant for review and comment construction plans, specifications and drawings for the Tenant Improvements (the “TI Construction Drawings”), which TI Construction Drawings shall be prepared substantially in accordance with the TI Design Drawings. Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements. Tenant shall deliver its written comments on the TI Construction Drawings to Landlord not later than 10 business days after Tenant’s receipt of the same; provided, however, that Tenant may not disapprove any matter that is consistent with the TI Design Drawings without submitting a Change Request. Landlord and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Tenant how Landlord proposes to respond to such comments, but Tenant’s review rights pursuant to the foregoing sentence shall not delay the design or construction schedule for the Tenant Improvements. Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof. Provided that the design reflected in the TI Construction Drawings is consistent with the TI Design Drawings, Tenant shall approve the TI Construction Drawings submitted by Landlord, unless Tenant submits a Change Request. Once approved by Tenant, subject to the provisions of Section 4 below, Landlord shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section
3(b) below).

(d)           Approval and Completion. It is hereby acknowledged by Landlord and Tenant that the TI Construction Drawings must be completed and approved not later than the date of this Work Letter, in order for the Landlord’s Work to be Substantially Complete by the Target Commencement Date (as defined in the First Amendment to Lease). Upon any dispute regarding the design of the Tenant Improvements, which is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Fund (as defined in Section 5(d) below), and (iii) Tenant’s decision will not affect the base Building, structural components of the Building or any Building systems. Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

3.            Performance of Landlord’s Work.

(a)           Definition of Landlord’s Work. As used herein, “Landlord’s Work” shall mean the work of constructing the Tenant Improvements.

(b)           Commencement and Permitting. Landlord shall commence construction of the Tenant Improvements upon obtaining a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Tenant. The cost of obtaining the TI Permit shall be payable from the TI Fund. Tenant shall assist Landlord in obtaining the TI Permit. If any Governmental Authority having jurisdiction over the construction of Landlord’s Work or any portion thereof shall impose terms or conditions upon the construction thereof that:  (i) are inconsistent with Landlord’s obligations hereunder, (ii) increase the cost of constructing Landlord’s Work, or (iii) will materially delay the construction of Landlord’s Work,

Landlord and Tenant shall reasonably and in good faith seek means by which to mitigate or eliminate any such adverse terms and conditions.

(c)           Completion of Landlord’s Work. On or before the Target Commencement Date (subject to Tenant Delays and Force-Majeure Delays), Landlord shall substantially complete or cause to be substantially completed Landlord’s Work in a good and workmanlike manner, in accordance with the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature that do not interfere with the use of the Basement Space and obtain a certificate of occupancy or temporary certificate of occupancy from the office of the Building Inspector of the City of Cambridge with respect to the Landlord’s Work (“Substantial Completion” or “Substantially Complete”). Upon Substantial Completion of Landlord’s Work, Landlord shall require the TI Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704. For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required:  (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit) provided that such modification is not likely to have a material adverse effect on Tenant’s use of the Basement Space or materially affect the ability to promptly obtain a permanent Certificate of Occupancy for the Basement Space; (ii) to comply with any request by Tenant for modifications to Landlord’s Work; (iii) to comport with good design, engineering, and construction practices that are not material; or (iv) to make reasonable adjustments for field deviations or conditions encountered during the construction of Landlord’s Work.

(d)           Selection of Materials. Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Landlord and Tenant, the option will be selected at Landlord’s sole and absolute subjective discretion. As to all building materials and equipment that Landlord is obligated to supply under this Work Letter, Landlord shall select the manufacturer thereof in its sole and absolute subjective discretion.

(e)           Delivery of the Basement Space. When Landlord’s Work is Substantially Complete, subject to the remaining terms and provisions of this Section 3(e), Tenant shall accept the Basement Space. Tenant’s taking possession and acceptance of the Basement Space shall not constitute a waiver of:  (i) any warranty with respect to workmanship (including installation of equipment) or material (exclusive of equipment provided directly by manufacturers), (ii) any non-compliance of Landlord’s Work with applicable Legal Requirements, or (iii) any claim that Landlord’s Work was not completed substantially in accordance with the TI Construction Drawings (subject to Minor Variations and such other changes as are permitted hereunder) (collectively, a “Construction Defect”). Tenant shall have one year after Substantial Completion within which to notify Landlord of any such Construction Defect discovered by Tenant, and Landlord shall use reasonable efforts to remedy or cause the responsible contractor to remedy any such Construction Defect within 30 days thereafter. Notwithstanding the foregoing, Landlord shall not be in default under the Lease if the applicable contractor, despite Landlord’s reasonable efforts, fails to remedy such Construction Defect within such 30-day period, in which case Landlord shall have no further obligation with respect to such Construction Defect other than to cooperate, at no cost to Landlord, with Tenant should Tenant elect to pursue a claim against such contractor, provided that Tenant shall defend with counsel reasonably acceptable to Landlord, indemnify and hold Landlord harmless from and against any claims arising out of or in connection with any such claim.

Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties relating to equipment installed in the Basement Space. If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be borne solely out of the TI Fund. Landlord shall promptly undertake and complete, or cause to be completed, all punch list items.

(f)            Commencement Date Delay. Except as otherwise provided in the Lease, Delivery of the Basement Space shall occur when Landlord’s Work has been Substantially Completed, except to the extent that completion of Landlord’s Work shall have been actually delayed by any one or more of the following causes (“Tenant Delay”):

(i)            Tenant’s Representative was not available to give or receive any Communication or to take any other action required to be taken by Tenant hereunder;

(ii)           Tenant’s request for Change Requests (as defined in Section 4(a) below) whether or not any such Change Requests are actually performed;

(iii)          Construction of any Change Requests;

(iv)          Tenant’s request for materials, finishes or installations requiring unusually long lead times;

(v)           Tenant’s delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein;

(vi)          Tenant’s delay in providing information critical to the normal progression of the Project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of any request for such information from Landlord;

(vii)         Tenant’s delay in making payments to Landlord for Excess TI Costs (as defined in Section 5(d) below); or

(viii)        Any other act or omission by Tenant or any Tenant Party (as defined in the Lease), or persons employed by any of such persons.

If Delivery is delayed for any of the foregoing reasons, then Landlord shall cause the TI Architect to certify the date on which the Tenant Improvements would have been completed but for such Tenant Delay and such certified date shall be the date of Delivery.

4.            Changes. Any changes requested by Tenant to the Tenant Improvements after the delivery and approval by Landlord of the TI Design Drawings shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord and the TI Architect, such approval not to be unreasonably withheld, conditioned or delayed.

(a)           Tenant’s Request For Changes. If Tenant shall request changes to the Tenant Improvements (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall, before proceeding with any Change, use commercially reasonable efforts to respond to Tenant as soon as is reasonably possible with an estimate of:  (i) the time it will take, and (ii) the architectural and engineering fees and costs that will be incurred, to analyze such Change Request (which costs shall be paid from the TI Fund to the extent actually incurred, whether or not such change is implemented). Landlord shall thereafter submit to Tenant in writing, within 5 business days of receipt of the Change Request (or such longer period of time as is reasonably required depending on the extent of the Change Request), an analysis of the additional cost or savings involved, including, without limitation, architectural and engineering costs and the period of time, if any, that the Change will extend the date on which Landlord’s Work will be Substantially Complete. Any such delay in the completion of Landlord’s Work caused by a Change, including any suspension of Landlord’s Work while any such Change is being evaluated and/or designed, shall be Tenant Delay.

(b)           Implementation of Changes. If Tenant:  (i) approves in writing the cost or savings and the estimated extension in the time for completion of Landlord’s Work, if any, and (ii) deposits with Landlord any Excess TI Costs required in connection with such Change, Landlord shall cause the approved Change to be instituted. Notwithstanding any approval or disapproval by Tenant of any estimate of the delay caused by such proposed Change, the TI Architect’s determination of the amount of Tenant Delay in connection with such Change shall be final and binding on Landlord and Tenant.

5.            Costs.

(a)           Budget For Tenant Improvements. Before the commencement of construction of the Tenant Improvements, Landlord shall obtain from The Richmond Group or another contractor reasonably approved by Landlord and Tenant a detailed breakdown by trade of the costs incurred or that will be incurred in connection with the design and construction of the Tenant Improvements (the “Budget”). The Budget shall be based upon the TI Construction Drawings approved by Tenant and shall include a payment to Landlord of administrative rent (“Administrative Rent”) equal to 3% of the TI Costs (net of soft costs, including architectural, consulting and engineering costs) for monitoring and inspecting the construction of the Tenant Improvements and Changes, which sum shall be payable from the TI Fund (as defined in Section 5(d). Administrative Rent shall include, without limitation, all out-of-pocket costs, expenses and fees incurred by or on behalf of Landlord arising from, out of, or in connection with monitoring the construction of the Tenant Improvements and Changes, and shall be payable out of the TI Fund. If the Budget is greater than the TI Allowance, Tenant shall deposit with Landlord the difference, in cash, prior to the commencement of construction of the Tenant Improvements or Changes, for disbursement by Landlord as described in Section 5(d).

(b)           TI Allowance. Landlord shall provide to Tenant a tenant improvement allowance (the “TI Allowance”) of $180.00 per rentable square foot of the Basement Space (which, based on 4,006 rentable square feet of Basement Space demised under the Lease, equates to $721,080.00 in the aggregate). Within 10 business days of receipt of the Budget from Landlord, Tenant shall notify Landlord how much of the TI Allowance Tenant has elected to receive from Landlord. Such election shall be final and binding on Tenant, and may not thereafter be modified without Landlord’s consent, which may be granted or withheld in Landlord’s sole and absolute subjective discretion. The TI Allowance shall be disbursed in accordance with this Work Letter. Tenant shall have no right to the use or benefit (including any reduction to or payment of Base Rent) of any portion of the TI Allowance not required for TI Costs (“Unrequired TI Allowance”), except that Tenant shall be entitled to receive any Unrequired TI Allowance with respect to any space leased to Tenant directly by Landlord in the Building (pursuant to this Lease or otherwise), for Alterations thereto provided that (i) such Alterations are completed no later than twenty-four (24) months after the Commencement Date, (ii) the disbursement of such Unrequired TI Allowance shall be subject to Landlord’s reasonable requirements consistent with the Lease and this Work Letter and (iii) a written request for such disbursement satisfying all such requirements shall have been received by Landlord no later than twenty-four (24) months after the Commencement Date.

(c)           Costs Includable in TI Fund. The TI Fund shall be used solely for the payment of design, permits and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of electrical power and other utilities used in connection with the construction of the Tenant Improvements, the cost of preparing the TI Design Drawings and the TI Construction Drawings, all costs set forth in the Budget, including Landlord’s Administrative Rent, Landlord’s out-of-pocket expenses, costs resulting from Tenant Delays and the cost of Changes (collectively, “TI Costs”), provided, however, that Tenant shall not be entitled to utilize any more than 5% of the TI Allowance for architectural, consulting and engineering costs. Notwithstanding anything to the contrary contained herein, the TI Fund shall not be used to purchase any furniture, personal property or other non-Building system materials or equipment, including, but not limited to, Tenant’s voice or data cabling, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements.

(d)           Excess TI Costs. Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance, it being agreed that Landlord will enter into a so-called “open book” construction contract for the Tenant Improvements with The Richmond Group or such other contractor reasonably approved by Landlord and Tenant. If at any time the remaining TI Costs under the Budget exceed the remaining unexpended TI Allowance, Tenant shall deposit with Landlord, as a condition precedent to Landlord’s obligation to complete the Tenant Improvements, 100% of the then current TI Cost in excess of the remaining TI Allowance (“Excess TI Costs”). If Tenant fails to deposit any Excess TI Costs with Landlord, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge). For purposes of any litigation instituted with regard to such amounts, those amounts will be deemed Rent under the Lease. The TI Allowance and Excess TI Costs are herein referred to as the “TI Fund.”  Funds deposited by Tenant shall be the first disbursed to pay TI Costs. Notwithstanding anything to the contrary set forth in this Section 5(d), Tenant shall be fully and solely liable for TI Costs and the cost of Minor Variations in excess of the TI Allowance. If upon Substantial Completion of the Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed portion of the TI Fund, Tenant shall be entitled to such undisbursed TI Fund solely to the extent of any Excess TI Costs deposit Tenant has actually made with Landlord.

6.            Tenant Access.

(a)           Tenant’s Access Rights. Landlord hereby agrees to permit Tenant access, at Tenant’s sole risk and expense, to the Building (i) subject to Landlord’s prior written consent, prior to the Commencement Date to perform any work (“Tenant’s Work”) required by Tenant other than Landlord’s Work, provided that such Tenant’s Work is coordinated with the TI Architect and the general contractor, and complies with the Lease and all other reasonable restrictions and conditions Landlord may impose, and (ii) prior to the completion of Landlord’s Work, to inspect and observe work in process; all such access shall be during normal business hours or at such other times as are reasonably designated by Landlord. Notwithstanding the foregoing, Tenant shall have no right to enter onto the Basement Space or the Project unless and until Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord demonstrating that any insurance reasonably required by Landlord in connection with such pre-commencement access (including, but not limited to, any insurance that Landlord may require pursuant to the Lease) is in full force and effect. Any entry by Tenant shall comply with all established safety practices of Landlord’s contractor and Landlord until completion of Landlord’s Work and acceptance thereof by Tenant.

(b)           No Interference. Neither Tenant nor any Tenant Party (as defined in the Lease) shall interfere with the performance of Landlord’s Work, nor with any inspections or issuance of final approvals by applicable Governmental Authorities, and upon any such interference, Landlord shall have the right to exclude Tenant and any Tenant Party from the Premises and the Project until Substantial Completion of Landlord’s Work.

(c)           No Acceptance of Basement Space. The fact that Tenant may, with Landlord’s consent, enter into the Project prior to the date Landlord’s Work is Substantially Complete for the purpose of performing Tenant’s Work shall not be deemed an acceptance by Tenant of possession of the Basement Space, but in such event Tenant shall defend with counsel reasonably acceptable by Landlord, indemnify and hold Landlord harmless from and against any loss of or damage to Tenant’s property, completed work, fixtures, equipment, materials or merchandise, and from liability for death of, or injury to, any person, caused by the act or omission of Tenant or any Tenant Party.

7.            Miscellaneous.

(a)           Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, unless expressly set forth herein to the contrary.

(b)           Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

Exhibit 1 to Work Letter

List of TI Design Drawings

Project Name:	Sirtris Pharmaceuticals, Inc.
Vivarium Facility
200 Technology Square
Cambridge, Massachusetts

Architect:  R E Dineen Architects & Planners, Inc.

Specifications (Dated 14 September 2007)

Section 15300 Fire Protection

Section 15400 Plumbing

Section 15500 Heating, Ventilating and Air Conditioning

Section 16000 Electrical

Section 16700 Fire Alarm

Construction Drawings (Dated 14 September 2007)

Architectural

T-0.1 Title Sheet

T-0.2 Code Plans

T-0.3 Partition Types, Wall Details

A-1 Construction Plan

A-2 Reflected Ceiling Plan

A-3 Furniture & Equipment Plan

A-4 Finish Plan & Schedule

A-5 Interior Elevations & Sections

A-6 Not Used

A-7 Door & Frame Schedule, Hardware Schedule

A-8 Lab Casework Elevations

Fire Protection

FP-1.0 Fire Protection Legend, Details & Floor Plan

Fire Alarm

FA-1.0 Fire Alarm Legend, Details & Floor Plan

Plumbing

P-1 Plumbing Legends & Diagram Sheet

P-2 Plumbing Basement Plan

HVAC

H-0.1 HVAC Legend, Abbreviations & General Notes

H-0.2 HVAC Schedules

H-0.3 HVAC Details 1

H-0.4 HVAC Details 2

HD-1.0 HVAC Basement Demolition Plan

H-1.1 HVAC Basement New Work Plan

H-1.1 HVAC Exhaust Risers Through Building To Roof

Electrical

E-0.1 Electrical Legend

E-0.2 Electrical Schedules

E-1.01 Electrical Power Plan

E-2.01 Electrical Lighting Plan